Exhibit 32

Certification Pursuant to Title 18, United States Code, Section 1350
(imposed by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned Chief Executive Officer and Chief Financial Officer certify that this report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2012	by: /s/ Thomas G. Kimble
Thomas G. Kimble , President & Director

Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Exchange Act by Non Reporting Issuers

No annual report or proxy statement has been sent to security holders.